EXHIBIT 99.2

CIT Group Funding Company of Delaware LLC

NOTICE DATE REPORT
(Series B Indenture)

Set forth below is the Notice Date Report for the Quarter ended December 31, 2010, under Section 7.15 (e) of the First Supplemental Indenture between CIT Group Funding Company of Delaware LLC, as Issuer, CIT Group Inc. and the Other Guarantors named therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series B Parent Collateral Agent and Series B Subsidiary Collateral Agent, dated as of December 10, 2009

1. Sweep Cash Amount* for the quarter ended December 31, 2010	$618,708,987

2. Other Available Cash* as of December 31, 2010	$5,447,109,471

3a. Payments made during the quarter ended December 31, 2010 on obligations that were Time-To-Fund (TTF) Requirements*	$4,041,202,585

3b. Payments made during the quarter ended December 31, 2010 on Qualified Debt Obligations*	$2,034,217,554

3c. The projected amounts of TTF payments for the 12-month period ending December 31, 2011	$4,993,536,267

4a. Permitted Bank Investments* made from sweep accounts during the quarter ended December 31, 2010	$0

4b. Required Bank Investments* made from sweep accounts during the quarter ended December 31, 2010	$0

4c. Required Bank Investments* made from Other Available Cash* during the quarter ended December 31, 2010	$16,961,441

5. Business Reinvestments* made from sweep accounts during the quarter ended December 31, 2010	$0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility, Series A Notes or Series B Notes, as applicable, during the quarter ending March 31, 2011	$1,252,222,135

7. Cash sweep payment (i.e., “Available Sweep Amount”) required for the quarter ended December 31, 2010	$0

* As defined under the Series B Indenture.

/s/ Mark A. Carlson
SVP & Assistant Treasurer
CIT Group Funding Company of Delaware LLC